As filed with the Securities and Exchange Commission on January 27, 1998
                                               Registration No.__________
=========================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                          ____________________

                   REGISTRATION STATEMENT ON FORM S-8
                                 Under
                       THE SECURITIES ACT OF 1933
                          ____________________

                      GLOBAL MED TECHNOLOGIES, INC.
          -----------------------------------------------------
         (Exact name of Registrant as specified in its charter)


                  Colorado                           84-1116894
                ------------                       --------------
         (State or other jurisdiction              (IRS Employer
       of incorporation or organization)            I.D. Number)


                            12600 West Colfax
                               Suite A-500
                        Lakewood, Colorado 80215
                      -----------------------------
      (Address of Principal Executive Offices, Including Zip Code)


            GLOBAL MED TECHNOLOGIES, INC. SECOND AMENDED AND
            ------------------------------------------------
                       RESTATED STOCK OPTION PLAN
                       ---------------------------
                        (Full title of the plan)

                         Michael I. Ruxin, M.D.
                      Global Med Technologies, Inc.
                            12600 West Colfax
                               Suite A-500
                           Denver, Co.  80215
                             (303) 238-2000
                          --------------------
        (Name, address and telephone number of agent for service)


                    CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 Title of securities        Amount to         Proposed maximum           Proposed maximum             Amount of
  to be registered        be registered    offering price per unit     aggregate offering price     registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock          965,721 shares (1)        $1.3125 (2)                 $1,267,508.81               $373.92
=====================================================================================================================

(1) There are also registered hereunder such indeterminate number of additional shares of Common Stock as may become subject to the Plan as a result of the anti-dilution provisions thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the closing sale price reported by NASDAQ on January 23, 1998.

                INFORMATION REQUIRED IN THE REGISTRATION
                   STATEMENT FOR ADDITIONAL SECURITIES

Item 1.   Incorporation of Registration Statement by Reference.
         ----------------------------------------------------

    The information contained in the Registrant's Registration Statement on Form S-8, Registration No. 333-28155, is incorporated into this Registration Statement by this reference.

Item 2.   Exhibits.
         --------

    The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

     5.1      Opinion of Brenman Bromberg & Tenenbaum, P.C.

    10.7 Amended and Restated Stock Option Plan, as amended on May 5, 1995, May 29, 1996 and December 11, 1996 (Incorporated by reference to the like numbered exhibit filed with the Registrant's Post Effective Amendment No. 4 to the
              Registration Statement on Form SB-2, SEC Registration No. 333-11723, declared effective October 29, 1997 and supplemented on November 5, 1997).

    10.20 Second Amended and Restated Stock Option Plan, as amended October 3, 1997 and December 2, 1997.

    24.1      Consent of Brenman Bromberg & Tenenbaum, P.C. - (Included in
              Exhibit 5.1).

    24.2      Consent of Ernst & Young LLP.

Item 3.  Additional Securities
         ---------------------

    The Amendment dated December 2, 1997, to the Second Amended and Restated Stock Option Plan increased the number of shares of Common Stock as to which Options may be granted pursuant to the Plan from 1,234,279 to 2,200,000.

                               SIGNATURES
                               ----------

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on January 26, 1998.


                                   GLOBAL MED TECHNOLOGIES, INC.,
                                   Registrant


                                   By /s/ MICHAEL I. RUXIN
                                     --------------------------------
                                     Michael I. Ruxin, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                        Date
---------                   -----                        ----

/s/ MICHAEL I. RUXIN        Chairman of the Board        January 26, 1998
--------------------------  of Directors, Principal
Michael I. Ruxin            Executive Officer and Director


/s/ JOSEPH F. DUDZIAK       President and Chief          January 26, 1998
--------------------------  Operating Officer
Joseph F. Dudziak


/s/ PAUL A. THOMPSON        Chief Financial Officer      January 26, 1998
--------------------------
Paul A. Thompson


/s/ WILLIAM J. COLLARD      Secretary/Treasurer and      January 26, 1998
--------------------------  Director
William J. Collard


/s/ GERALD F. WILLMAN, JR.  Director                     January 26, 1998
--------------------------
Gerald F. Willman, Jr.


/s/ GORDON SEGAL            Director                     January 26, 1998
--------------------------
Gordon Segal